Exhibit 10.86

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                                 LOAN AGREEMENT

                           Dated as of August 20, 2003

                                     Between

                         Scandinavian Energy Finance Ltd
                                   as Company

                                       and

                               EIC Electricity SA
                                   as Lender

================================================================================

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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1 DEFINITIONS AND INTERPRETATION ......................................1
SECTION 2 THE LOAN FACILITY ...................................................3
SECTION 3 AVAILABILITY OF THE LOAN FACILITY ...................................3
SECTION 4 INTEREST ............................................................4
SECTION 5 REPAYMENT ...........................................................4
SECTION 6 PAYMENTS BY THE COMPANY .............................................4
SECTION 7 REPRESENTATIONS AND WARRANTIES ......................................5
SECTION 8 COVENANTS ...........................................................5
SECTION 9 EVENTS OF DEFAULT ...................................................6
SECTION 10 NOTICES ............................................................8
SECTION 11 ASSIGNMENTS AND TRANSFERS ..........................................9
SECTION 12 CONFIDENTIALITY ....................................................9
SECTION 13 GOVERNING LAW .....................................................10
SECTION 14 MISCELLANEOUS .....................................................10


                                       (i)
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                                    EXHIBITS

Exhibit 1 Form of Drawdown Notice and Receipt


                                      (ii)
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            This LOAN AGREEMENT (this "Loan Agreement"), dated as of August 20,
2003 is entered into between Scandinavian Energy Finance Ltd., a limited liability company with its head office at AIB International Centre IFSC Dublin 1, Ireland (the "Company") and EIC Electricity SA, a cooperation with its head office at 62, route de Frontenex, 1211 Geneva 6, Switzerland ( "EIC" or the "Lender") (each, a "Party" and collectively, the "Parties").

                                    RECITALS

            WHEREAS, the Company is jointly owned by Endoray Investments B.V. ("Endoray"), a wholly owned subsidiary of US Energy Systems Inc. ("USE"), USE and EIC Electricity SA.

            WHEREAS, Endoray, USE and EIC have entered into a certain Shareholders' Agreement, dated March 11, 2002 subsequently amended on February 19, 2003 and on October 1, 2003 (the "Shareholders' Agreement").

            WHEREAS, on August 20, 2003, USE and the Company entered into a Loan Agreement (the "USE Loan Agreement") for the provision of a loan by USE to the Company of SEK 10'200'000.

            WHEREAS, in order for the Company to increase its funding to EnergiSystem Sverige AB ("ESS") and fund costs associated with its operation, the Lender is prepared to make a loan to the Company in accordance with the terms set out herein;

            NOW, THEREFORE, in consideration of the agreements set forth in this Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

                                    SECTION 1

                         DEFINITIONS AND INTERPRETATION

            Section 1.1 Definitions. Unless otherwise defined herein, all capitalized terms, when used herein or in any Exhibit, shall have the following meanings:

            "Advance" means a disbursement made or to be made by the Lender hereunder.

            "Availability Period" has the meaning set forth in Section 3.1.

            "Available Commitment" means, at any time and save as otherwise provided herein: the Loan Facility, less the aggregate amount, which the Lender has advanced at such time.

            "Business Day" means every day of the week except for (i) Saturdays and Sundays and (ii) bank holidays in Sweden.

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            "Company" has the meaning set forth in the introductory paragraph hereto.

            "Drawdown Notice" means a notice sent by the Company requesting an Advance, such notice being substantially in the form attached hereto as Exhibit 1.

            "EIC" has the meaning set forth in the introductory paragraph hereto.

            "Endoray" has the meaning set forth in the recitals hereto.

            "Event of Default" means each of the events described as such in
Section 9.1.

            "Interest Period" means the 3-month period between two immediately succeeding Interest Payment Dates.

            "Interest Payment Date" means with respect to a calendar quarter March 1, June 1, September 1, December 1, provided, however, that (i) if any Interest Payment Date would fall on a day which is not a Business Day, such Interest Payment Date shall be changed to the next succeeding Business Day and
(ii) the first Interest Payment Date shall be December 1, 2003.

            "Lender" has the meaning set forth in the introductory paragraph hereto.

            "Loan Agreement" has the meaning set forth in the introductory paragraph hereto.

            "Loan Facility" has the meaning set forth in Section 2.1.

            "Outstanding Principal Balance" means at my time the sum of (i) the aggregate principal amount of Advances extended by the Lender and (ii) the accrued interest capitalized as set forth in Section 4.3, less the aggregate repayments as set forth in Section 5.

            "Party" and "Parties" has the meaning set forth in the introductory paragraph hereto.

            "Reference Rate" means the 3 months STIBOR rate as set for the respective Interest Period on the first Business Day of such Interest Period.

            "SEK" means the lawful currency of Sweden.

            "Shareholders' Agreement" has the meaning set forth in the recitals hereto.

            "USE" has the meaning set forth in the recitals hereto.

            "USE Loan Agreement" has the meaning set forth in the recitals hereto.

            Section 1.2 Interpretation. In this Loan Agreement:

            (a) headings to Sections are given for convenience only and shall not affect interpretation hereof;


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            (b) words expressed in the singular number shall include the plural and vice versa; and the word "person" shall include corporate entities, unincorporated associations and partnerships; and

            (c) the Exhibit to this Loan Agreement shall be an integral part hereof.

                                    SECTION 2

                                THE LOAN FACILITY

            Section 2.1 Grant of the Loan Facility. The Lender grants to the Company, upon the terms and subject to the conditions hereof, a loan in an aggregate maximum amount of SEK 9'800'000 (the "Loan Facility").

            Section 2.2 Purposes and Application. The Loan Facility is intended to finance additional funding to ESS to be provided by the Company in the form of additional loans and to fund costs associated with the Company's operations. Accordingly, the Company shall apply all amounts borrowed by it hereunder exclusively in or towards satisfaction of such purposes.

                                    SECTION 3

                        AVAILABILITY OF THE LOAN FACILITY

            Section 3.1 Availability Period. The Availability Period is the period during which the Company has the right to request Advances from the Lender. The Availability Period commences on Aug. 20, 2003 and ends on December 31, 2003. The Available Commitment shall automatically be cancelled at the end of the Availability Period.

            Section 3.2 Conditions Precedent for all Drawdowns. Except to the extent the Lender shall have waived such conditions, the Lender shall only be obliged to make an Advance to the Company if:

            (a) the Lender has received a drawdown notice substantially in the form of Exhibit 1.

            (b) the proposed date for the making of such Advance is a Business Day falling prior to December 31, 2003;

            (c) the proposed amount of such Advance is less than or equal to the Available Commitment;

            (d) The Company has at the same time of requesting an Advance pursuant to this Loan Agreement requested an advances from USE pursuant to


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                  the USE Loan Agreement equal to 51/49 of the Advance requested hereunder and the aggregate Advances made by the Lender equal 49/51 of the aggregate advances made by USE pursuant to the USE Loan Agreement.

                                    SECTION 4

                                    INTEREST

            Section 4.1 Calculation of Interest. Interest on any Outstanding Principal Balance for any Interest Period is calculated on the basis of the actual number of days on which interest has accrued and a 365-day year applying the interest rate determined in accordance with Section 4.2.

            Section 4.2 Interest Rate. The Interest Rate per annum is equal to the Reference Rate plus a credit margin of 200bp.

            Section 4.3 Payment of Interest. Interest shall accrue on the Outstanding Principal Balance on a quarterly basis and become payable upon the Company's Board decision taking into account the Distribution Priorities as defined in the Shareholders' Agreement.

                                    SECTION 5

                                    REPAYMENT

      The Company's Board will decide on repayment upon availability of sufficient cash flow taking into account the Distribution Priorities as defined in the Shareholders' Agreement.

                                    SECTION 6

                             PAYMENTS BY THE COMPANY

            Section 6.1 General. Payments by the Company hereunder to the Lender shall be made in SEK, for value on the due date, at such bank or banks, during business hours and in such place or places, for the account of the Lender, as the Lender shall from time to time designate.

            Section 6.2 No Set-Off. All payments required to be made by the Company hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.


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            Section 6.3 Currency of Account and Payment. The SEK is the currency of account and payment for each and every sum at any time due from the Company hereunder.

                                    SECTION 7

                         REPRESENTATIONS AND WARRANTIES

            Section 7.1 Representations and Warranties. The Company hereby makes the representations and warranties set out in paragraphs (a) to (c) of this
Section 7.1 as of the date hereof, on each date on which an Advance is made and on each Interest Payment Date.

            (a) Status. The Company is a limited liability company duly organized and existing under the laws of Ireland.

            (b) Due authorization. The Company has power to enter into this Loan Agreement and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorize its execution of this Loan Agreement has been duly taken.

            (c) Binding obligations. The obligations expressed to be assumed by the Company in this Loan Agreement are legal and valid obligations binding on it in accordance with the terms hereof and thereof.

            Section 7.2 Reliance. The Company hereby acknowledges that the Lender is entering into this Loan Agreement in reliance on the representations and warranties contained in Section 7.1 above.

            Section 7.3 Governmental Authorizations. The Company hereby acknowledges that all authorizations and other actions by or with any governmental authority necessary to authorize the borrowings hereunder or required for the validity of enforceability against the Company of this Loan Agreement, have been obtained or performed and are valid and existing in full force.

                                    SECTION 8

                                    COVENANTS

            (a) Direct Communications with Auditors. The Company shall authorise its auditors (whose fees and expenses shall be for the account of the Company) to communicate directly with the Lender at any time regarding the Company's accounts and operations, and furnish to the Lender a copy of such authorisation.


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            (b)   Representations and Warranties. The Company shall, before the making of any Advance requested therein, notify the Lender of the occurrence of any event, which results in or may reasonably be expected to result in any of the representations and warranties contained in Section 7 being untrue at or before the time of the making of such Advance.

            (c) Events of Default. The Company shall promptly inform the Lender of the occurrence of any Event of Default of which it is aware (having made all due inquiries) and, upon receipt of a written request to that effect from the Lender, confirm to the Lender that, save as previously notified to the Lender or as notified in such confirmation, no Event of Default has occurred.

            (d) Ranking with Other Creditors. The Company shall ensure that at all times the claims of the Lender against it under this Loan Agreement rank pari passu with the claims of USE under the USE Loan Agreement.

            (e) Litigation. The Company shall promptly notify the Lender of the details of any litigation, arbitration or administrative proceeding issued, pending or (to the best of the Company's knowledge and belief) threatened against the Company.

                                    SECTION 9

                                EVENTS OF DEFAULT

            Section 9.1 Events of Default. Each of the following, unless expressly waived in writing by the Lender, is an Event of Default:

            (a) Non-payment. Default shall have occurred in the payment of any principal of, or interest on, the Loan and such default shall have continued for a period of five days.

            (b) Representations and Warranties. Any representation or warranty confirmed or made in or pursuant to Section 7.1 or in connection with any request for Advances under this Loan Agreement shall be found to have been incorrect in any material respect.

            (c) Insolvency and Rescheduling. The Company shall have requested a moratorium or suspension of payment of debts from any court, or instituted proceedings or taken action to be liquidated or adjudicated bankrupt or insolvent, or consented to the institution of bankruptcy or insolvency proceedings against it, or filed a petition or answer or consent seeking a concordat or other form of composition with its creditors or reorganisation or relief under any applicable law, or


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

                  consented to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or other assets, or made an assignment for the benefit of creditors, or admitted in writing its inability to pay its debts generally as they become due.

            (d) Winding-Up. The Company takes my corporate action for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, custodian, trustee or similar officer of it or of any substantial part of its revenues and assets or there shall have been entered against the Company a decree or order by a court for any of the above or any petition is filed by any person seeking any of the above and is not dismissed within 30 days.

            (e) Execution or Distress. Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any substantial part of, the property, undertaking or assets of the Company.

            (f) Analogous Events. Any event happens which under the laws of any jurisdiction has a similar or analogous effect to any of those events mentioned in paragraphs (c), (d) or (e) above.

            (g) Licences and Approvals. Any license, approval or consent necessary for the carrying out of the Company's business and operations generally or for the performance by the Company of its obligations under this Loan Agreement is not obtained when required or otherwise ceases to be in full force and effect and such license, approval or consent is not restored within 30 days after the Lender has given notice thereof to the Company.

            (h) Invalidity of this Loan Agreement. Any provision of this Loan Agreement is or becomes invalid, illegal or unenforceable, and such provision has not been replaced by alternative provisions satisfactory to the Lender within a period of 30 days after the Lender has given notice thereof to the Company.

            (i) Governmental Intervention. By or under the authority of any government:

                  (i) the management of the Company is wholly or partially displaced or the authority of the Company in the conduct of its business is wholly or partially curtailed; or

                  (ii) all or a majority of the issued shares of the Company or the whole or any substantial part of its revenues or assets are seized, nationalized, expropriated or compulsorily acquired.


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

            Section 9.2 Acceleration and Cancellation. Subject to Section 9.3, if one or more of Events of Default shall have happened and be continuing, then the Lender may, by written notice to the Company:

            (a) declare the Outstanding Principal Balance to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Company hereunder); and/or

            (b) declare that any undrawn portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of the Lender shall be reduced to zero,

            Section 9.3 Automatic Acceleration. Notwithstanding Section 9.2 above or any other provision of this Loan Agreement, if (i) the Company shall have become voluntarily or involuntarily dissolved, or become bankrupt (however such bankruptcy may be evidenced) or (ii) of substantially all of the assets of the Company and/or ESS and its direct or indirect subsidiaries are sold:

            (a) the Outstanding Principal Balance shall forthwith become immediately due and payable together with accrued interest thereon and any other sums then owed by the Company hereunder to the fullest extent permitted by law; and

            (b) any undrawn portion of the Loan Facility shall forthwith be cancelled and the Available Commitment of the Lender shall be reduced to zero,

without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

                                   SECTION 10

                                     NOTICES

            Section 10.1 Addresses. Any notice or correspondence to be sent hereunder shall be sent in the English language and be either (i) delivered personally, (ii) sent by registered mail or (iii) sent by fax. The addresses for service of notice shall be the following or such other address as one Party may notify to the other in accordance with this Section 10:


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                    To the Lender:         EIC Electricity SA

                          Address:         62, Route de Frontenex
                                           P.O. Box 6525
                                           1211 Geneva 6
                                           Switzerland

                        Attention:         President

                   To the Company:         Scandinavian Energy Finance Ltd.

                          Address: AIB International Centre, IFSC Dublin 1, Ireland
                                           Attention: The Company Secretary

            Section 10.2 Timing of Notices. A notice given as herein provided shall:

            (a) if delivered by hand or sent by fax, be deemed to have been received on the day of receipt or, if sent outside 8:30 a.m. to 6:30 p.m. on any Business Day, at 8:30 a.m. on the next Business Day; and

            (b) if sent by registered mail, be deemed to have been received 10 Business Days after the mailing thereof.

                                   SECTION 11

                            ASSIGNMENTS AND TRANSFERS

            Section 11.1 By the Company. The Company shall not be entitled to assign or transfer all or any of its rights, benefits or obligations hereunder.

            Section 11.2 By the Lender. The Lender shall be entitled to assign or transfer all or any of its rights, benefits or obligations hereunder to any of its subsidiaries or affiliated companies.

                                   SECTION 12

                                 CONFIDENTIALITY

            The Company shall not disclose any information about this Loan Agreement without Lender's prior written consent which shall not be unreasonably withheld or delayed. The Lender shall have the right to disclose any information about this Loan Agreement to any


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

potential transferee of its shares in the Company and to any financial institution, to its auditors and as required by law.

                                   SECTION 13

                                  GOVERNING LAW

            The construction, validity and performance of this Loan Agreement shall in all respects be governed by the laws of Ireland. The venue is the court of Dublin.

                                   SECTION 14

                                  MISCELLANEOUS

            Section 14.1 Entire Agreement. This Loan Agreement, including the exhibits hereto, constitutes the entire agreement between the Parties in relation to the subject matter hereof and supersedes any or all previous agreements or arrangements, whether oral or written, between the Parties.

            Section 14.2 Amendments. No amendment to this Loan Agreement shall be valid unless it is in writing and signed by a duly authorized representative of each Party.

            Section 14.3 Waiver. The failure with or without intent of any Party to insist upon the performance by any other Party of any term or provision of this Loan Agreement in strict conformity with the literal requirements hereof shall not be treated or deemed to constitute a modification of any term or provision hereof, nor shall such failure or election be deemed to constitute a waiver of the right of such Party at any time whatsoever thereafter to insist upon performance by the other, strictly in accordance with any term or provision hereof. All terms, conditions and obligations under this Loan Agreement shall remain in full force and effect at all times during the term of this Loan Agreement, except as otherwise changed or modified by any mutual written agreement of the Parties.

            Section 14.4 Severability. Should any provision of this Loan Agreement be declared invalid or unenforceable by any court of competent jurisdiction or any other entity empowered to do so, the remainder of this Loan Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

            Section 14.5 Language. This Loan Agreement is written in English and English is the binding language of this document.


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            IN WITNESS WHEREOF, the Parties have executed this Loan Agreement by their duly authorised representatives as of the day and year first above written.


                                        Scandinavian Energy Finance Ltd.

                                        By: /s/ Carolyn Brougham
                                            -------------------------------
                                            Name: Carolyn Brougham
                                            Title: FOR AND ON BEHALF OF
                                                   AIB INTERNATIONAL FINANCIAL
                                                   SERVICES LTD.
                                                   AS SECRETARY


                                        EIC Electricity SA

                                        By: /s/ Marcel Bruehwiler
                                            -------------------------------
                                            Name: Marcel Bruehwiler
                                            Title: Director

                                        By: /s/ Dominique Candrian
                                            -------------------------------
                                            Name: Dominique Candrian
                                            Title: Director


WITNESS:

US Energy Systems Inc.

By: /s/ Goran Mornhed
    -------------------------------
    Name: Goran Mornhed
    Title: CEO

By: /s/ Allen Rothman
    -------------------------------
    Name: Allen Rothman
    Title: UP+GC

                                                                       EXHIBIT 1

                             Form of Drawdown Notice

                           [LETTERHEAD OF THE COMPANY]

                                                                          [Date]

EIC Electricity SA
[address]

US Energy Systems Inc.
[address]

Ladies and Gentlemen:

                             Drawdown Notice No. (1)

1. Please refer to (i) the Loan Agreement dated [date], 2003, by and among Scandinavian Energy Finance Ltd. (the "Company") and EIC Electricity SA ("EIC") (the "EIC Loan Agreement") and to (ii) the Loan Agreement dated [date], 2003 by and among the Company and US Energy Systems Inc. ("USE") (the "USE Loan Agreement"). All terms used but not defined herein are used as defined in the Loan Agreements.

2. The Company hereby requests the respective Advance from EIC and USE, on or before [date], of the amount of (i) [SEK ] in accordance with the provisions of Section 3 of the EIC Loan Agreement and (ii) [SEK ] in accordance with the provisions of Section 3 of the USE Loan Agreement. You are requested to pay such respective amount in accordance with the Company's instructions [Account Name and Number: Wiring Instructions].

3. Attached hereto as Appendix I is a signed but undated receipt for the amount hereby requested to be advanced to the Company and the Company hereby authorizes EIC and USE respectively to date such receipt as of the date of the actua1 advance by EIC and USE of the funds hereby requested to be advanced.

4.    The Company hereby certifies as follows:

      (a) no Event of Default has occurred and is continuing in respect of which the Lender has not given a written waiver.

      (b)   The Company is in full compliance with a11 covenants as outlined in
            Section 8 of the EIC Loan Agreement and the USE Loan Agreement.

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(1)   Requests shall be numbered in series.

The above certifications are effective as of the date of this Drawdown Notice and will continue to be effective as of the date of the Advance hereby requested. If any of these certifications is no longer valid as of or prior to the date of Advance hereby requested, the Company will immediately notify the Lender and will repay the amount advanced upon demand by the Lender if the Advance is made prior to the receipt of such notice.

                            Very truly yours,


                            By: Scandinavian Energy Finance Ltd.

                            [Name of authorized persons signing for the Company]


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                                                                      Appendix I

                                                                     Page 1 of 1


                          Form of Loan Drawdown Receipt

                           [LETTERHEAD OF THE COMPANY]

                                                                       [Date](2)

[LENDER]
[address]

Ladies and Gentlemen:

                             Drawdown Receipt No.(3)

      We, Scandinavian Energy Finance Ltd. hereby acknowledge receipt of the sum of [__________] advanced to us by you pursuant to the Loan Agreement dated [________], 2003 between ourselves and you.

                                           Yours faithfully,

                                           Scandinavian Energy Finance Ltd.


                                           By:
                                               ----------------------------
                                               Authorized Representative

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(2)   To be dated by Lender as of the date of advance of relevant funds.

(3) Each receipt must be numbered in series, the number corresponding to the number in the heading of the relevant drawdown notice.